Shelton Greater China Fund (“the Registrant”)
Form N-SAR for the Six Months Ended June 30, 2011

Sub-Item 77Q1(e)2: Discretionary Investment Management Agreement between the Manager and the Sub-Adviser

Submission of the Discretionary Investment Management Agreement between the CCM Partners, L.P. (the “Manager”) and Nikko Asset Management Co., Ltd., (the “Sub-Adviser”) dated June 9, 2011, is incorporated by reference to item (d)(2) of Post-Effective Amendment No. [__] to the Registration Statement filed on Form N-1A on August 4, 2011.